AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT

THIS AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (“Agreement”) is effective as of the 1st day of January, 2021 (the “Effective Date”) by and between MacKenzie Realty Capital, Inc., a Maryland corporation having its principal place of business in Orinda, California (the “Company”), and MCM Advisers, LP, a California limited partnership having its principal place of business in Orinda, California (the “Adviser”).
WHEREAS, the Company is a real estate investment trust with a small portfolio of securities exempt from registration under Section 3(c)(5) of the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as an investment adviser and engages in the business of acting as an investment adviser; and
WHEREAS, the Company and the Adviser desire to enter into this Agreement to provide for investment advisory services to the Company upon the terms and conditions provided below.
NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1. Appointment of Adviser.
The Company appoints the Adviser to act as investment adviser to the Company for the period and on the terms provided herein. The Adviser accepts such appointment and agrees to render the services provided herein, for the compensation herein provided.
2. Duties of the Adviser.
Subject to the overall supervision and review of the Board of Directors of the Company (“Board”), the Adviser will regularly provide the Company with investment research, advice and supervision and will furnish continuously an investment program for the Company, consistent with the investment objective and policies of the Company, as to the securities portfolio of the Company.  The Adviser will determine from time to time what securities shall be purchased for the Company, what securities shall be held or sold by the Company, subject always to the provisions of the Company’s Articles of Incorporation, Bylaws, and to the investment objectives of the Company, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board may from time to time establish. To carry out such determinations, the Adviser will exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the securities portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the securities investments made by the Company; (iii) perform due diligence on prospective securities; (iv) close and monitor the Company’s securities; (v) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.
3. Administrative Duties of the Adviser.
The Adviser agrees to furnish administrative services necessary to the operation of the Company, other than services provided by the Company’s custodian, accounting agent, administrator, dividend and interest paying agent, transfer agent, and other service providers. The Adviser is authorized to conduct relations with custodians, depositaries, underwriters, brokers, dealers, placement agents, banks, insurers, accountants, attorneys, pricing agents, and other persons as may be deemed necessary or desirable. To the extent requested by the Company and not provided by the Company’s administrator, the Adviser shall (i) oversee the performance of, and payment of the fees to, the Company’s service providers, and make such reports and recommendations to the Board concerning such matters as the parties deem desirable; (ii) respond to inquiries and otherwise assist such service providers in the preparation and filing of regulatory reports, proxy statements, shareholder communications and the preparation of Board materials and reports; (iii) establish and oversee the implementation of borrowing facilities or other forms of leverage authorized by the Board; and (iv) supervise any other aspect of the Company’s administration as may be agreed upon by the Company and the Adviser.  The Company shall reimburse the Adviser or its affiliate for all out-of-pocket expenses incurred in providing the services set forth in this Section 3.
4. [reserved]
5. Independent Contractors.
The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company.
6. Compliance with Applicable Requirements.
In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:
a.	all applicable provisions of the Advisers Act and any applicable rules and regulations adopted thereunder;
b.	the provisions of any registration statement of the Company, as the same may be amended from time to time under the 1933 Act, including without limitation, the investment objectives set forth therein;
c.	the provisions of the Company’s Articles of Incorporation, as the same may be amended from time to time;
d.	the provisions of the Bylaws of the Company, as the same may be amended from time to time;
e.	all policies, procedures and directives adopted by the Board; and
f.	any other applicable provisions of state, federal or foreign law.
7. Policies and Procedures.
The Adviser shall adopt and implement written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is used in Rule 38a-1 under the 1940 Act) by the Adviser. The Adviser shall provide the Company, at such times as the Company shall reasonably request, with a copy of such policies and procedures and a report of such policies and procedures.
8. Brokerage.
The Adviser is responsible for decisions to buy and sell securities for the Company, broker-dealer selection, and negotiation of brokerage commission rates. The Adviser’s primary consideration in effecting a security transaction will be to obtain the best execution. In selecting a broker-dealer to execute a particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Company on a continuing basis. Accordingly, the price to the Company in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the execution services offered.
Subject to such policies as the Board may from time to time determine, the Adviser shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement or otherwise, solely by reason of its having caused the Company to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a Company investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Company and to other clients of the Adviser as to which the Adviser exercises investment discretion. The Adviser is further authorized to allocate the orders placed by it on behalf of the Company to such brokers and dealers who also provide research or statistical material or other services to the Company, the Adviser or to any sub-Adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board indicating the brokers to whom such allocations have been made and the basis therefore.
9. Books and Records.
The Adviser will maintain complete and accurate records in respect of all transactions relating to the Company’s portfolio. The Adviser will keep or will cause to be kept records in respect of all such securities transactions executed on behalf of the Company. To the extent permitted by applicable law, the Adviser shall provide such access to its books and records relating to the Company as the Company may reasonably request. The Adviser shall have access at all reasonable times to books and records maintained for the Company to the extent necessary for the Adviser to comply with all applicable securities or other laws to which it is subject, and further provided that the Company shall produce copies of such records and books whenever reasonably required to do so by the Adviser for the purpose of legal proceedings or dealings with any governmental or regulatory authorities or for its internal compliance procedures.
10. Compensation.
For the services and payments (including Company expenses paid by the Adviser under Section 12) furnished to the Company hereunder by the Adviser, the Adviser shall receive from the Company an annual fee equal to $100.
The Adviser may, from time to time, waive or defer all or any part of the compensation described in this Section 10. The parties do hereby expressly authorize and instruct the Company’s administrator, or its successors, to calculate the fee payable hereunder and to remit all payments specified herein to the Adviser.
11. Expenses of the Adviser.
The compensation and allocable routine overhead expenses of all investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory services required to be provided by the Adviser under Section 2 hereof, will be provided and paid for by the Adviser and not by the Company. It is understood that the Company will pay all expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Company shall include, without limitation the following, subject to Section 12:
a.
other than as set forth in the first sentence of this Section 11 above, expenses of maintaining the Company and continuing its existence and related overhead, including office space and facilities and personnel compensation, training and benefits for personnel not employed by the Adviser,

b.	commissions, spreads, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments,
c.	auditing, accounting and legal expenses,
d.	taxes and interest,
e.	governmental fees,
f.
expenses of listing shares of the Company with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of securities of the Company, including expenses of conducting tender offers for the purpose of repurchasing Company securities,

g.	expenses of registering and qualifying the Company and its securities under federal and state securities laws and of preparing and filing registration statements and amendments for such purposes,
h.
expenses of communicating with shareholders, including website expenses and the expenses of preparing, printing, and mailing press releases, reports and other notices to shareholders and of meetings of shareholders and proxy solicitations therefor,

i.	expenses of reports to and communications with governmental officers and commissions,
j.	insurance expenses,
k.	association membership dues,
l.
fees, expenses and disbursements of custodians and subcustodians for all services to the Company (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values),

m.	fees, expenses and disbursements of transfer agents, dividend and interest paying agents, shareholder servicing agents and registrars for all services to the Company,
n.	compensation and expenses of directors of the Company who are not members of the Adviser’s organization,
o.	pricing, valuation, and other consulting or analytical services employed in considering and valuing the actual or prospective investments of the Company,
p.	all expenses incurred in leveraging of the Company’s assets through a line of credit or other indebtedness or issuing and maintaining preferred shares,
q.	all expenses incurred in connection with the organization of the Company, and
r.
such non-recurring items as may arise, including expenses incurred in litigation, proceedings and claims and the obligation of the Company to indemnify its directors, officers and shareholders with respect thereto.

12. [deleted]
13. Covenants of the Adviser.
The Adviser covenants that it is registered as an investment adviser under the Advisers Act.  The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
14. Non-Exclusivity.
The Company understands that the persons employed by the Adviser to assist in the performance of the Adviser’s duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, so long as the Adviser’s services to the Company are not impaired by the provision of such services to others. The Company further understands and agrees that managers of the Adviser may serve as officers or directors of the Company, and that officers or directors of the Company may serve as managers of the Adviser to the extent permitted by law; and that the managers of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or company, including other investment advisory companies.
15. Effective Date, Term and Approval.
This Agreement shall become binding against the Company as of the Effective Date.  This Agreement shall continue in force and effect for one year from the Effective Date, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually by the Board or by the vote of a majority of the securities present at a shareholder meeting of the Company.
16. Term; Renewal.
This Agreement shall continue in force until the first anniversary of the date hereof.  Thereafter, this Agreement shall automatically be renewed for an unlimited number of successive one-year terms unless either party provides notice of termination at least 90 days prior to the expiration of the initial term or any renewal term.
17. Amendment.
No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.
18. Liability of Adviser.
The Adviser will not be liable in any way for any default, failure or defect in any of the securities comprising the Company’s portfolio if it has satisfied the duties and the standard of care, diligence and skill set forth in this Agreement.  However, the Adviser shall be liable to the Company for any loss, damage, claim, cost, charge, expense or liability resulting from the Adviser’s willful misconduct, bad faith or gross negligence or disregard by the Adviser of the Adviser’s duties or standard of care, diligence and skill set forth in this Agreement or a material breach or default of the Adviser’s obligations under this Agreement.
19. Indemnification.

The Company (“Indemnifying Party”) shall indemnify the Adviser, each of the Adviser’s officers, employees, partners, managers and agents (collectively, the “Indemnified Parties”) and hold the Indemnified Parties harmless from and against any expense, loss, cost, liability or damage, including reasonable attorneys’ fees (collectively, “Expenses”), arising out of any claim asserted or threatened to be asserted in connection with the Adviser’s services or performance hereunder or otherwise as an investment adviser of the Company; provided, however, that no Indemnified Party shall be entitled to any such indemnification with respect to any Expense to the extent caused by any Indemnified Party’s own gross negligence, bad faith, breach of fiduciary duty, willful misconduct or reckless disregard with respect to any of its obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the Commission or its staff thereunder), and provided, further, that the satisfaction of any such indemnification shall be from and limited to the assets of the Company.

With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request or other notice of any loss, claim, damage or liability served upon an Indemnified Party, for which such Indemnified Party is or may be entitled to indemnification under this Section 19, such Indemnified Party shall:

a. give written notice to the Indemnifying Parties of such claim within ten (10) days after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim; provided, however, that the failure of any Indemnified Party to provide such notice to the Indemnifying Parties shall not relieve the Indemnifying Party of its obligations under this Section 18 except to the extent the each Indemnifying Party is materially prejudiced or otherwise forfeits rights to defenses by reason of such failure;

b. provide the Indemnifying Parties such information and cooperation with respect to such claim as the Indemnifying Parties may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Parties at such reasonable times as the Indemnifying Parties may request;

c. cooperate and take any such steps as the Indemnifying Parties may reasonably request to preserve and protect any defense to such claim;

d. in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Parties may exercise in their sole discretion and at their expense, to participate in the investigation, defense and settlement of such claim;

e. neither incur any material expense to defend against any such claim (unless the Indemnifying Parties refuse to assume the defense as provided below) or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which would expose such Indemnified Party to unindemnified liability) nor permit a default or consent to the entry of any judgment in respect thereof, in each case without the prior written consent of the Indemnifying Parties; and
f. upon reasonable prior notice, afford to such Indemnifying Party the right, in its sole discretion and at its sole expense, to assume the defense of such claim, including the right to designate counsel reasonably acceptable to such Indemnified Party and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided, that if such Indemnifying Party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim except that if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest representing (A) such Indemnified Party and (B) the Indemnifying Party, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that the Indemnifying Parties shall not enter into any final settlement or compromise, without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless such settlement or compromise provides for an absolute and unconditional release of such Indemnified Party from liability.
In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Parties shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Parties reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

20. Notices.
Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice.  Until further notice to the other party, it is agreed that the address of the Company and that of the Adviser shall be 89 Davis Road, Suite 100, Orinda, CA 94563.
[Signature page follows.]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers on the day and year first written above.

MACKENZIE REALTY CAPITAL, INC.

By: ____________________________
Name: Chip Patterson
Title: Secretary

MCM ADVISERS, LP

By: _____________________________
Name: Chip Patterson
Title: Managing Director